UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 9, 2018

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich Street, New York, New York (Address of principal executive offices)	10013 (Zip Code)

(212) 559-1000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CITIGROUP INC.

Current Report on Form 8-K

Item 2.02.  Results of Operations and Financial Condition.

Attached hereto as Exhibit 99.1 is the Citigroup Inc. (Citi) revised 4Q17 Historical Quarterly Financial Data Supplement as of December 31, 2017 (the Revised Historical Supplement), which reflects the format Citi will use to present its first quarter 2018 financial results on April 13, 2018, and is being provided solely to facilitate comparison of first quarter 2018 results with those of prior periods.  As a result, the Revised Historical Supplement reflects:

•                  adoption of the Revenue Recognition accounting standard (ASU No. 2014-09), which as previously disclosed occurred on January 1, 2018 (for additional information, see “Future Application of Accounting Standards” in Citi’s 2017 Annual Report on Form 10-K);

•                  re-attribution of certain costs between Corporate/Other and Global Consumer Banking and Institutional Clients Group; and

•                  certain other immaterial reclassifications.

Citi’s consolidated net income reported in its 2017 Annual Report on Form 10-K remains unchanged for all periods presented as a result of the above changes and reclassifications.

This Form 8-K, including Exhibit 99.1, is being “furnished” pursuant to the Securities Exchange Act of 1934, as amended (Act), and thus shall not be deemed to be “filed” for purposes of Section 18 of the Act or incorporated by reference into any filings under the Securities Act of 1933, as amended.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number

99.1	Citigroup Inc. Revised 4Q17 Historical Quarterly Financial Data Supplement as of December 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.
Dated: April 9, 2018

	By:	/s/ RAJA J. AKRAM
Raja J. Akram
Controller and Chief Accounting Officer